Alberta - Form 27
British Columbia, Form 53-901F

MATERIAL CHANGE REPORT

UNDER SECTION 118(1) OF THE SECURITIES ACT (ALBERTA) AND
SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)

ITEM 1       REPORTING ISSUER

                     SHEP Technologies Inc.
                     Suite 880, 609 Granville Street
                     Vancouver, BC V7Y 1G5

ITEM 2       DATE OF MATERIAL CHANGE

                     October 22, 2004

ITEM 3       PRESS RELEASE

                     Issued October 25, 2004 at Vancouver, BC

ITEM 4      SUMMARY OF MATERIAL CHANGE

    The letter of intent to acquire Marshalsea Hydraulics Limited has expired.
    Clive A. Bowen has resigned as director and Betty Anne Loy has resigned as director and secretary.

ITEM 5       FULL DESCRIPTION OF MATERIAL CHANGE

                      Please see attached "Schedule A"

ITEM 6       RELIANCE ON SECTION 85(2) OF THE ACT

                     This report is not being filed on a confidential basis.

ITEM 7       OMITTED INFORMATION

                     There are no significant facts required to be disclosed herein which have been omitted.

ITEM 8       DIRECTOR/SENIOR OFFICER

                     Contact:          Malcolm P. Burke
                     Telephone:     604.689.1515

ITEM 9       STATEMENT OF SENIOR OFFICER/DIRECTOR

                     The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, BC this 25th day of October 2004.
/s/ Malcolm P. Burke Malcolm P. Burke, President and Director

__________________________________________________________________________________________________________________________________________________________

Schedule "A"

October 25, 2004 - SHEP TECHNOLOGIES INC. (OTCBB: STLOF, BER: IH3) ("STI" or the "Company") advises the letter of intent to acquire Marshalsea Hydraulics Limited, as previously announced on May 26, 2004, has expired. There are no current plans to extend the letter of intent or to resume discussions concerning a possible acquisition.

"While we viewed this potential acquisition as an opportunity, the current realities of our share price and market capitalization make the terms of the required financing hugely dilutive and therefore unacceptable to the Company. Both parties have agreed to investigate alternative means of developing STI's technology," said President, Malcolm P. Burke.

STI has accepted the resignations, effective October 22nd, 2004, of Clive A. Bowen and Betty Anne Loy from its board of directors. Ms. Loy has also resigned as Secretary of the Company. Management and directors of STI wish to thank Mr. Bowen and Ms. Loy for their past services to the Company and wish them all the best in future endeavors.